Exhibit 2.2

AMENDMENT NO. 1 TO

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (“Amendment No. 1”) is entered into on August 12, 2026, by and among (a) Armada Acquisition Corp. II, a Cayman Islands exempted company (“SPAC”), (b) Evernorth Holdings Inc., a Nevada corporation (“Pubco”), (c) Pathfinder Digital Assets LLC, a Delaware limited liability company (the “Company”), (d) Evernorth Corporate Merger Sub Inc., a Delaware corporation (“SPAC Merger Sub”), (e) Evernorth Company Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub”), and (f) Ripple Labs Inc., a Delaware corporation (“Ripple”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Original BCA (as defined below).

WHEREAS, SPAC, Pubco, the Company, SPAC Merger Sub, Company Merger Sub and Ripple are party to the Business Combination Agreement, dated as of October 19, 2025 (the “Original BCA” and, as amended by this Amendment No. 1, the “Amended BCA”);

WHEREAS, the parties believe it is in their respective best interests to make certain revisions to the terms of the Original BCA; and

WHEREAS, pursuant to Section 12.9 of the Original BCA, the Original BCA may not be amended, modified or waived except by an instrument in writing, signed by each of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Original BCA as follows:

1.	Sections 2.6(a) and (b) shall become Sections 2.6(b) and (c), respectively, and the following shall become Section 2.6(a):

“Prior to the Company Merger Effective Time, the certificate of incorporation of Pubco then in effect shall be amended and restated in the form of the A&R Pubco Certificate of Incorporation attached hereto as Exhibit P (the “Form of A&R Certificate of Incorporation of Pubco”).”

2.	The Form of A&R Certificate of Incorporation of Pubco shall be attached to the BCA as Exhibit P (attached hereto as Exhibit A).

Article XII of the Original BCA shall apply to this Amendment No. 1 mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

EVERNORTH HOLDINGS INC.

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

PATHFINDER DIGITAL ASSETS LLC

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

ARMADA ACQUISITION CORP. II

By:	/s/ Taryn Jogi Naidu
Name:	Taryn Jogi Naidu
Title:	Chief Executive Officer

EVERNORTH CORPORATE MERGER SUB INC.

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

EVERNORTH COMPANY MERGER SUB LLC

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	President

RIPPLE LABS INC.

By:	/s/ Eric Jeck
Name:	Eric Jeck
Title:	SVP, Business and Corporate Development